Exhibit 99.1

February 16, 2021

Board of Directors

Coherent Inc.

5100 Patrick Henry Drive

Santa Clara, CA 95054

To the Members of the Board:

We appreciate the constructive and professional engagement of Coherent’s team with us over the past week as we discussed together the substantial merits of a business combination with MKS Instruments.

We have long admired Coherent, its leadership and dedicated employees, and our meetings last week have only reinforced our view that together we will create highly attractive value for the stakeholders of both of our companies. We believe that combining our strengths at this time will position the merged company to accelerate the technology roadmap for the next phase of growth, especially as the challenges facing the sector become increasingly complex.

We are mindful that you are evaluating multiple proposals at this time and want to reiterate our belief that MKS would be the ideal partner for Coherent, from both a strategic and cultural perspective; and we are confident a transaction with MKS can be completed in a timely fashion.

Compelling Strategic Rationale

MKS offers a true strategic fit that would allow our teams to continue to advance our shared vision – in contrast to the other potential merger partners, where strategic fit is unclear given their core telecom-focused businesses. The combination of our companies would create a global photonics leader with a world-class technology portfolio, complementary products, ground-breaking innovation, proven operational capabilities, a highly talented team, and deep customer relationships.

As the world moves towards the broad adoption of laser-based manufacturing processes, the markets we serve are expanding rapidly and the pace of required innovation to meet customers’ needs is accelerating. United by our shared vision and extensive knowledge of, and commitment to, the photonics industry, our proposed combination would enable us to more effectively meet these challenges with the complementary R&D strengths to create products necessary to solve our customers’ most demanding problems, faster.

Significant Shareholder Value Creation Opportunities, Rooted in a Shared Culture and Commitment to Our Industry

We are confident MKS and Coherent together would create the most value for your shareholders as owners of the combined company. We benefit from a deep and experienced management team who have been integral to our demonstrated record of achieving superior profitability through business cycles. We are driving significant organic growth, and even in down cycles, we have proven our ability to generate strong profitability and cash flow, as our capital equipment-light operational structure has enabled us to nimbly and effectively manage our cost structure. In fact, in 2019 we experienced a cyclical trough in both our Semiconductor and Advanced Markets, yet we still delivered greater free cash flow than any “peak” year in our history prior to 2017.

Through the broad and in-depth interactions of our teams, it has become eminently clear to us that our companies are uniquely compatible from both a cultural and innovation perspective, which provides a strong foundation for future growth and value creation.

Our companies’ combined decades of semiconductor and photonics leadership give us a shared understanding of the institutional and customer-centric knowledge that is needed to succeed. As we look ahead, our broad exposure to growth markets combined with deep customer intimacy across Semiconductor and Advanced Markets provides the foundation for continued long-term, profitable growth. We know from our conversations together that both of us see opportunities ahead in promising segments including advanced displays, semiconductors, and laser-based manufacturing processing.

There is no question that bringing our companies together will allow us to better deliver the solutions our customers want. And compared with the competing offers, MKS clearly offers the most attractive stock currency.

Sound Path to Regulatory Approval

We have a deep understanding of the global regulatory landscape and are confident in our ability to execute a successful transaction within the projected timeframe. Our team has a long track record of successfully completing strategic acquisitions, including obtaining all regulatory approvals in China. Our two companies’ portfolios are highly complementary, and in the areas where there is overlap, there is strong and dynamic competition and substantial differentiation between our respective products. Our considerable experience in, and knowledge of, our markets have resulted in a carefully considered path towards regulatory approval.

We would contrast our position with the uncertain regulatory footing in China of telecom-focused companies. This regulatory risk is evidenced in the terms made public of the current Coherent-Lumentum agreement, where the obligations to obtain regulatory approval in China are significantly limited.

Based on all of these factors, we continue to believe that our offer remains superior, delivering value today for Coherent stakeholders, and over the long term for your shareholders as owners in the combined company.

We look forward to continued good faith negotiations and stand ready to address any questions you may have at your earliest convenience.

Best regards,

John T.C. Lee

President and Chief Executive Officer

Safe Harbor For Forward-Looking Statements

Statements in this document regarding the proposed transaction between MKS and Coherent, future financial and operating results, benefits and synergies of the transaction, financing for the transaction, future opportunities for the combined company, MKS’ ability to obtain requisite regulatory approvals and any other statements about MKS managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should also be considered to be forward-looking statements. These statements are only predictions based on current assumptions and expectations. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are: the ultimate outcome of discussions between MKS and Coherent, including the possibilities that MKS will not pursue a transaction with Coherent or that Coherent will reject a transaction with MKS; the ability of the parties to complete a transaction; the risk that the conditions to the closing of any transaction, including receipt of required regulatory approvals and approval of MKS’ and Coherent’s respective stockholders, are not satisfied in a timely manner or at all; litigation relating to the transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that disruption from the proposed transaction materially and adversely affects the respective businesses and operations of MKS and Coherent; the ability of MKS to realize the anticipated synergies, cost savings and other anticipated benefits of the proposed transaction, including the risk that the anticipated benefits from the proposed transaction may not be realized within the expected time period or at all; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the transaction; the ability of MKS to retain and hire key employees; legislative, regulatory and economic developments; changing conditions affecting the markets in which MKS operates, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets; fluctuations in sales to MKS’ and Coherent’s existing and prospective customers; the impact of the COVID-19 pandemic on the global economy and financial markets, including any restrictions on MKS’ or Coherent’s operations and the operations of their respective customers and suppliers resulting from public health requirements and government mandates; the terms of MKS’ term loan and the availability and terms of the financing to be incurred in connection with the transaction; competition from larger or more established companies in MKS’ and Coherent’s respective markets; MKS’ ability to successfully grow the businesses of the combined company; the challenges, risks and costs involved with integrating the businesses of MKS and Coherent; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; manufacturing and sourcing risks; volatility of stock price; international operations; financial risk management; and the other factors described in MKS’ most recent Form 10-K and any subsequent Form 10-Q reports filed by MKS with the U.S. Securities and Exchange Commission (the “SEC”). Additional risk factors may be identified from time to time in MKS’ future filings. The forward-looking statements included in this document speak only as of the date hereof, and MKS does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which MKS has made for a business combination transaction with Coherent. In furtherance of this proposal and subject to future developments, MKS (and, if a negotiated transaction is agreed to, Coherent) may file one or more registration statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document MKS and/or Coherent may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF MKS AND COHERENT ARE URGED TO READ THE REGISTRATION STATEMENT, PROSPECTUS, PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Coherent and MKS. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by MKS through the web site maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

MKS and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Information regarding the interests of these participants in any such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available. Additional information regarding MKS’ directors and executive officers is included in MKS’ definitive proxy statement, which was filed with the SEC on March 27, 2020. These documents can be obtained free of charge from the sources indicated above.